Exhibit 99.1

Cano Health Delays Fourth Quarter and Full Year 2021 Earnings Release and Conference Call

Anticipates Non-Cash Adjustments to Financial Statements Related to the Technical Accounting for Medicare Risk Adjustments

Adjustments Expected to Impact Timing of Revenue Recognition but not Cash from Operations, Cash Position or Estimated Collectability of Receivables

MIAMI, February 28, 2022 /PRNewswire/— Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider for seniors and underserved communities, today announced it will delay its fourth quarter and full year 2021 earnings release, conference call and 2022 guidance updates, previously scheduled for Monday, February 28, 2022. The Company currently anticipates filing a Form 12b-25, Notification of Late Filing, no later than March 2, 2022, which will provide the Company with a 15 day calendar extension to file its Form 10-K. The Company expects to report fourth quarter and full year 2021 earnings, as well as increased full year 2022 guidance, on or before March 16, 2022, the expiration date of the extension period. Updated conference call details will be provided in a subsequent announcement.

Last week, in the course of finalizing its audit of the financial statements for the year ended December 31, 2021, the Company and its independent auditor, Ernst & Young LLP, identified certain potential non-cash adjustments to account for revenue recognition under accounting standard ASC 606. The adjustments relate to how and when the Company accrues revenue related to Medicare Risk Adjustments. The adjustments are expected to impact the timing of revenue recognition, by delaying recognition of certain amounts related to the Medicare Risk Adjustment to subsequent periods, but do not impact the Company’s cash from operations, its cash position, or estimated collectability of receivables.

“Cano Health remains the provider of choice in the communities it serves, demonstrated by our 115% year-over-year membership growth in 2021 and continued momentum in our growth trajectory during the beginning of 2022. The technical accounting adjustment causing the delay in our reporting is not expected to have any impact on our business operations, nor is it expected to impact our relationships with our payors or members. We remain confident in our ability to leverage our strong business momentum, and we look forward to discussing our full year 2021 results and upwardly revised 2022 guidance with the investment community,” stated Dr. Marlow Hernandez, Co-Founder, Chairman, and CEO of Cano Health.

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to more than 250,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in eight states and Puerto Rico. For more information, visit canohealth.com or canohealth.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the Company’s expectations regarding the nature and extent of the accounting changes, the expected impact of the accounting changes on the Company’s financial position and results of operation, and the timing of the issuance of its fourth quarter and full year 2021 earnings and the filing of its Annual Report on Form 10-K. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risk that additional information may arise prior to the filing of the financial statements; the final determination of the Audit Committee regarding matters relating to its internal review; the timing and ultimate conclusions of the Company’s independent auditors regarding the audit of the Company’s financial statements; and the risk that the completion and filing of the Company’s Annual Report on Form 10-K will take longer than expected. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as well as other filings and reports that are filed by the Company from time to time with the SEC. The Company disclaims any obligation to update forward-looking statements.

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Investor Relations Contact:

Derek Fiebig

Cano Health, Inc.

(786) 206-1930

derek.fiebig@canohealh.com

Media Relations Contact:

Georgi Morales Pipkin

Cano Health, Inc.

(786) 206-3322

georgi.pipkin@canohealth.com

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